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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of report (date of earliest event reported): July 14, 1997



                            ARV ASSISTED LIVING, INC.
               (Exact name of Registrant as specified in charter)



           CALIFORNIA                                          33-0160968
(State or other jurisdiction of        000-26980            (I.R.S. Employer
         incorporation)         (Commission File Number)  Identification Number)



            245 FISCHER AVENUE                                     92626
                 SUITE D-1                                       (Zip Code)
          COSTA MESA, CALIFORNIA
 (Address of principal executive offices)



       Registrant's telephone number, including area code: (714) 751-7400


                                      None
          (Former name or former address, if changed since last report)


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        ITEM 5: OTHER EVENTS


         ARV Assisted Living, Inc. (the "Company") has entered into the following agreements: (i) a Stock Purchase Agreement (the "Stock Purchase Agreement") dated July 14, 1997, as amended on July 20, 1997 and July 22, 1997, by and among the Company, Lazard Freres Real Estate Investors L.L.C., a New York limited liability company ("LFREI") and Prometheus Assisted Living LLC, a Delaware limited liability company ("Buyer"); (ii) a Stockholders Agreement (the "Stockholders Agreement") dated July 14, 1997, by and among the Company, LFREI and Buyer; and (iii) a Registration Rights Agreement (the "Registration Rights Agreement") dated July 14, 1997, between the Company and Buyer. Also, on July 14, 1997, LFREI, Buyer and certain stockholders of the Company entered into a Stockholders' Voting Agreement (the "Stockholders Voting Agreement").

         STOCK PURCHASE AGREEMENT. Subject to the terms and conditions of the Stock Purchase Agreement, the Company will sell to Buyer up to approximately 9.6 million shares (the "Shares") of Common Stock of the Company ("Common Stock") at a purchase price of $14.00 per share (the "Transaction"), representing an aggregate investment of approximately $135 million (the "Total Equity Commitment"). Proceeds from the sale of the Shares will be used by the Company to continue to implement its acquisition and development plans, to repay debt, to strengthen systems and operations, and to expand services. The Transaction will be consummated in three phases. The Transaction will be consummated in three phases, the first of which, the initial closing (the "Initial Closing"), was completed on July 23, 1997. At the Initial Closing, the Company sold to Buyer 1,921,012 Shares, representing an aggregate investment of approximately $26.9 million. The Shares sold to Buyer in the Initial Closing represent approximately 19.9% of the outstanding Common Stock.

        The Company intends to seek stockholder approval of the transactions contemplated by the Stock Purchase Agreement ("Stockholder Approval") at the annual meeting of stockholders expected to be held in October 1997. If the Transaction is approved by the ARV stockholders, then, at a second closing of the Transaction (the "Second Closing"), the Company will sell to Buyer approximately 3.1 million Shares ("Phase II"). Thereafter, at one or more subsequent closings (each a "Subsequent Closing") ("Phase III"), the Company from time to time at its election may sell additional Shares to Buyer at $14.00 per share, in minimum increments of 715,000 shares, until the Total Equity Commitment is invested or, if earlier, eighteen months after Stockholder Approval or, if earlier, June 30, 1999 (unless extended by mutual agreement of the parties). When Buyer acquires all of the Shares, Buyer will own approximately 49.9% of the outstanding Common Stock.

        The Second Closing and each Subsequent Closing are subject to various conditions, including (i) receipt of Stockholder Approval, (ii) adoption of certain amendments to the Company's charter and bylaws, (iii) receipt by the Company of title policies on certain of its properties, a promissory note from an affiliate of the Company and estoppel certificates from certain of the Company's landlords and (iv) the satisfaction of various customary conditions.

         From and after the date of the Stock Purchase Agreement, until a Termination Event (defined below) occurs, the Company will consult with Buyer prior to acting on certain matters including those concerning the Company's financing arrangements, acquisitions, dispositions, and employment of executive management.

        Under the Stock Purchase Agreement, the Company has agreed not to solicit any Competing Transaction and to give notice to Buyer of any competing proposal that it receives. The Company's Board of Directors may, in accordance with the terms of the Stock Purchase Agreement, terminate the Transaction with Buyer at any time in favor of a Competing Transaction which it determines in good faith will provide greater value to the Company's stockholders. Prior to entering into a definitive agreement with respect to a Competing Transaction, however, the Company must provide Buyer with a minimum of (A) five business days' notice of the competing party's interest in pursuing a Competing Transaction and (B) two business days' notice of the superior proposal of the competing party. Within such five-business-day period or two-business day-period, as applicable, Buyer may propose an improved transaction. For purposes of the Stock Purchase Agreement, a "Competing Transaction" is defined as (i) any acquisition in any manner, directly or indirectly (including through any option, right to acquire or other beneficial ownership), of more than 15% of the equity securities, on a fully diluted basis, of



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the Company, or assets representing a material portion of the assets of the
Company, other than any of the transactions contemplated by the Stock Purchase Agreement or (ii) any merger, consolidation, sale of assets, share exchange, recapitalization, other business combination, liquidation, or other action out of the ordinary course of business of the Company, other than any of the transactions contemplated by the Stock Purchase Agreement.

        The Stock Purchase Agreement provides that (i) if the Company's Board of Directors does not recommend shareholder approval of the transaction and either
(A) the Company's shareholders fail to approve the Transaction or (B) the Second Closing has not occurred on or before January 31, 1998, or (ii) the Company fails to convene the shareholders' meeting prior to December 31, 1997, then the Company shall pay Buyer a $6.0 million adjustment to the purchase price of the shares purchased in the Initial Closing and a $7.0 million breakup fee as well as Buyer's expenses. Alternatively, if the Company's Board of Directors recommends shareholder approval of the Transaction and the shareholders fail to approve the Transaction, then the Company shall pay Buyer an $8.7 million adjustment to the purchase price as well as Buyer's expenses. If the transactions contemplated in the Stock Purchase Agreement do not close as a result of a willful breach of a material representation, warranty or covenant in the agreement, then the Company will pay Buyer $13.0 million as both an adjustment to the purchase price of the shares purchased in the Initial Closing and a breakup fee.

        The Stock Purchase Agreement provides that if the Company does not receive Stockholder Approval prior to December 31, 1997, Buyer shall have the right to transfer shares purchased at the Initial Closing without being subject to the restrictions on transfer set forth in the Stockholders Agreement, so long as it does not transfer any shares to a company which is primarily engaged in the assisted living business or derives $15 million in revenues from the assisted living business (an "Assisted Living Company").

        Exhibit 10.1 is a copy of the Stock Purchase Agreement; Exhibits 10.2 and 10.3 are copies of the first and second amendments to the Stock Purchase Agreement; and Exhibits 10.4 and 10.5 are the Stockholders Agreement and Registration Rights Agreement, which are exhibits to the Stock Purchase Agreement. Each of these agreements are incorporated herein by reference, and the descriptions herein of such agreements are qualified in their entirety by reference to such agreements.

        THE STOCKHOLDERS AGREEMENT. Pursuant to the Stock Purchase Agreement, the parties entered into a Stockholders Agreement simultaneously with the Stock Purchase Agreement. Pursuant to the Stockholders Agreement, Buyer will be entitled to certain rights and will be subject to certain restrictions, including the following:

        (i) from and after the date of Stockholder Approval (the "Stockholder Approval Date") the Company's Bylaws shall be amended to cause the Company's Board of Directors to be structured to consist of eleven members, of which initially four (4) members will be designees of Buyer; Buyer will have the right to nominate directors to the Company's Board of Directors as follows:

               (a) so long as Buyer owns at least a number of shares of Common Stock greater than 30% of the outstanding Common Stock, the Buyer shall be entitled to nominate a maximum of four (4) Directors;

               (b) so long as the Buyer does not meet the ownership criteria in clause (a) above but owns greater than 20% of the outstanding Common Stock of the Company, the Buyer shall be entitled to nominate three (3) Directors;

               (c) so long as the Buyer does not meet the ownership criteria in clauses (a) or (b) above and owns greater than 10% of the outstanding Common Stock, Buyer shall be entitled to nominate two (2) Directors; and

               (d) so long as Buyer does not meet the ownership criteria in clauses (a), (b) or (c) above and owns greater than (x) 5% of the Common Stock on a fully diluted basis or (y) $25 million of Common Stock, the Buyer shall be entitled to nominate one (1) Director; and

        (ii) from and after the date of the Stockholders Agreement until a Termination Event (which shall occur at any time after the last Subsequent Closing if either (i) Buyer no longer owns at least 5% of the Common Stock on a fully diluted basis or (ii) Buyer no longer owns at least $25 million of Common Stock), Buyer will generally have the right to participate in the Company's future equity offerings for cash by purchasing its proportionate share of the securities offered therein.



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        Pursuant to the Stock Purchase Agreement, from and after the date that the LFREI-appointed Directors first become members of the Board of Directors, any Board action other than in the ordinary course of business (with certain exceptions) will require the affirmative vote of eight of the 11 Directors.

        Pursuant to the Stockholders Agreement, the Company will form an Executive Committee initially consisting of five members, two of whom will be appointed by LFREI, which will be delegated authority to approve certain Board actions by the affirmative vote of four of the five members. In addition, as long as Buyer maintains a greater than 30% ownership interest in the Company, at least one LFREI-appointed director will serve on each other special committee of the Board, including the Audit and Compensation committees. Also, unless a Termination Event occurs, an LFREI-appointed director will serve on the Nominating Committee, which will generally have the authority to nominate directors and the Chairman, Chief Executive Officer and President of the Company. All nominees to the Board of Directors (other than the LFREI-appointed Directors) will require the unanimous approval of the Nominating Committee, provided that if the Nominating Committee cannot unanimously agree on a nominee, the nomination will be referred to the entire Board of Directors, which will decide the matter based on a simple majority vote.

        During the standstill period of three years (the "Standstill Period") (which period is subject to early termination in certain circumstances), Buyer will be subject to certain limitations and restrictions relating to, among other matters: (a) acquisitions of additional shares of Common Stock (generally limiting Buyer to beneficially owning no more than 49.9% of the shares of Common Stock on a fully diluted basis (except that shares of Common Stock issuable upon conversion of the Company's convertible debt or upon exercise of options granted under management benefit plans shall not be included, subject to their rights to participate pursuant to their pre-emptive right described above), (b) acting in concert with others by becoming a member of a "group" for purposes of Section 13(d) of the Securities Act of 1934 and the rules promulgated thereunder, (c) soliciting, encouraging or proposing certain significant transactions involving the Company, (d) soliciting, initiating, encouraging or participating in the solicitation of proxies in connection with any election contest involving the Company's Board of Directors or initiating or proposing or participating in or encouraging the making of, or soliciting stockholder approval of, any stockholder proposal, (e) seeking representation on the Company's Board of Directors other than as contemplated by the Stockholders Agreement, and (f) requesting any waiver of the foregoing restrictions. For a period of two years after Stockholder Approval or, if earlier, until a Termination Event, Buyer and certain of its affiliates may not sell any shares of Common Stock. Thereafter, and during the remaining term of the Standstill Period, the Buyer and certain of its affiliates, including LFREI, will not transfer any shares of Common Stock except (i) in transactions pursuant to Rule 144 under the Securities Act of 1933, (ii) in negotiated transfers to third parties other than Assisted Living Companies, (iii) to certain Affiliates who agree to be bound by the terms of the Stockholders Agreement, (iv) in accordance with the registration rights agreement in a bona fide public offering and (v) subject to certain conditions, to bona fide financial institutions for the purpose of securing bona fide indebtedness.

        The Standstill Period will terminate prior to its stated term in the event of certain occurrences such as a material event of default by the Company or any subsidiary under any debt agreement or a material violation of a material covenant under the Stock Purchase Agreement.

        Under the terms of the Stockholders Agreement, Buyer and certain of its affiliates, including LFREI, shall be restricted from owning any equity interest in any public or private company engaged primarily in the assisted living business in the United States without the consent of 75% of the directors of the Company, excluding those nominated by Buyer.

        THE REGISTRATION RIGHTS AGREEMENT. Pursuant to the Registration Rights Agreement, the Company has granted Buyer certain demand registration rights to facilitate the resale of the Common Stock owned by it under certain conditions and certain piggyback rights to sell a portion of its shares in connection with certain offerings of securities by the Company.

         STOCKHOLDERS' VOTING AGREEMENT. Under the Stockholders' Voting Agreement, the following stockholders of the Company have agreed to vote for the Transaction and for the initial directors nominated by the Nominating Committee:
Gary L. Davidson; Davidson Family Partnership; Gary L. Davidson Funded Revocable Living Trust;





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John A. Booty; Booty-Jones Family Partnership; Booty Family Trust;
Karen A. Booty Charitable Remainder Trust; John A. Booty Charitable Remainder Unitrust; David P. Collins; D&V Collins Family Limited Partnership; Collins Family Community Property Trust; David P. Collins Annuity Trust; and Graham P. Espley-Jones.

        Near the end of the negotiations with Buyer and LFREI regarding the above-described proposed transaction, the Company received expressions of interest from other parties regarding opening negotiations with respect to an acquisition of an interest in the Company. In light of the late stage of the negotiations and the attractiveness of the proposed transaction with Buyer and LFREI, among other factors, the Company chose not to pursue any of these third party expressions of interest.


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         ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

               (a)    Exhibits

NUMBER        EXHIBIT

  9.1 Stockholders' Voting Agreement dated July 14, 1997, by and among Prometheus Assisted Living LLC; Lazard Freres Real Estate Investors L.L.C.; Gary L. Davidson; Davidson Family Partnership; Gary L. Davidson Funded Revocable Living Trust; John A. Booty; Booty-Jones Family Partnership; Booty Family Trust; Karen A. Booty Charitable Remainder Trust; John A. Booty Charitable Remainder Unitrust; David P. Collins; D&V Collins Family Limited Partnership; Collins Family Community Property Trust; David P. Collins Annuity Trust; and Graham P. Espley-Jones.

  10.1 Stock Purchase Agreement dated as of July 14, 1997, by and among Prometheus Assisted Living LLC, Lazard Freres Real Estate Investors L.L.C. and the Company

  10.2 Amendment to Stock Purchase Agreement dated as of July 20, 1997, by and among Prometheus Assisted Living LLC, Lazard Freres Real Estate Investors L.L.C. and the Company.

  10.3 Second Amendment to Stock Purchase Agreement dated as of July 22, 1997, by and among Prometheus Assisted Living LLC, Lazard Freres Real Estate Investors L.L.C. and the Company.

  10.4 Stockholders Agreement dated as of July 14, 1997, by and among Prometheus Assisted Living LLC, Lazard Freres Real Estate Investors L.L.C. and the Company.

  10.5 Registration Rights Agreement dated as of July 14, 1997, by and between Prometheus Assisted Living LLC and the Company.

  99.1 Joint Press Release, dated July 15, 1997, by the Company and Lazard Freres Real Estate Investors L.L.C. announcing a strategic investment in the Company by an affiliate of Lazard Freres Real Estate Investors L.L.C.

  99.2 Joint Press Release, dated July 23, 1997, by the Company and Lazard Freres Real Estate Investors L.L.C. announcing Lazard Freres Real Estate Investors L.L.C.'s initial investment of $26.9 million



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 23, 1997                     ARV ASSISTED LIVING, INC.
     -----------------------

                                        By: /s/ SHEILA M. MULDOON
                                           -------------------------------
                                                Sheila M. Muldoon
                                        Vice President and General Counsel



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                                  EXHIBIT INDEX

NUMBER        EXHIBIT                                                                  PAGE
------        -------                                                                  ----
   9.1        Stockholders' Voting Agreement dated July 14, 1997, by and among
              Prometheus Assisted Living LLC; Lazard Freres Real Estate
              Investors L.L.C.; Gary L. Davidson; Davidson Family Partnership;
              Gary L. Davidson Funded Revocable Living Trust; John A. Booty;
              Booty-Jones Family Partnership; Booty Family Trust; Karen A.
              Booty Charitable Remainder Trust; John A. Booty Charitable
              Remainder Unitrust; David P. Collins; D&V Collins Family Limited
              Partnership; Collins Family Community Property Trust; David P.
              Collins Annuity Trust; and Graham P. Espley-Jones.

  10.1        Stock Purchase Agreement dated as of July 14, 1997, by and among
              Prometheus Assisted Living LLC, Lazard Freres Real Estate
              Investors L.L.C. and the Company

  10.2 Amendment to Stock Purchase Agreement dated as of July 20, 1997, by and among Prometheus Assisted Living LLC, Lazard Freres Real
              Estate Investors L.L.C. and the Company.

  10.3        Second Amendment to Stock Purchase Agreement dated as of July 22,
              1997, by and among Prometheus Assisted Living LLC, Lazard Freres
              Real Estate Investors L.L.C. and the Company.

  10.4 Stockholders Agreement dated as of July 14, 1997, by and among Prometheus Assisted Living LLC, Lazard Freres Real Estate
              Investors L.L.C. and the Company.

  10.5 Registration Rights Agreement dated as of July 14, 1997, by and between Prometheus Assisted Living LLC and the Company.

  99.1        Joint Press Release, dated July 15, 1997, by the Company and Lazard
              Real Estate Investors L.L.C. announcing a strategic investment in the Company by an affiliate of Lazard Freres Real
              Estate Investors L.L.C.

  99.2        Joint Press Release, dated July 23, 1997, by the Company and Lazard
              Freres Real Estate Investors L.L.C. announcing Lazard Freres Real
              Estate Investors L.L.C.'s initial investment of $26.9 million




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